                                                                 EXHIBIT 10.5

                                                                 EXECUTION COPY

                            ADMINISTRATION AGREEMENT

         THIS ADMINISTRATION AGREEMENT (this "Agreement"), made and entered into as of the 19th day of March, 1996 by and between INTERMEDIA MANAGEMENT, INC., a California corporation ("IMI"), INTERMEDIA CAPITAL PARTNERS IV, L.P., a California limited partnership ("ICP"), and INTERMEDIA PARTNERS IV, L.P., a California limited partnership ("IP-IV")(ICP and IP-IV, each a "Partnership" and collectively, the "Partnerships") with reference to the following facts and circumstances,

                              W I T N E S S E T H:

         WHEREAS, the Partnerships are engaged in the businesses of owning and operating subsidiaries (the "Businesses"), which subsidiaries own and operate cable television systems; and

         WHEREAS, the Partnerships desire to retain IMI to provide certain administrative services in connection with the management and operation of the
Businesses:

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         Section 1. Engagement. the Partnerships hereby engage IMI to provide the administration services set forth in Section 3 hereof in connection with the Businesses, and IMI hereby accepts such engagement, subject to and upon the terms and conditions hereof.

         Section 2. Term. The term of this Agreement shall commence on the date hereof and shall continue until terminated, with or without cause, by any party, at any time, on at least one hundred twenty (120) days' prior written notice to the other parties. In the event of any such termination by the Partnerships, the provisions of Paragraph 5(b) shall apply.

         Section 3. Duties and Authority of IMI. IMI shall provide the following administrative services with respect to the operation of the Businesses during the term of this Agreement:

                  (a) Establishment and maintenance of all accounting, bookkeeping, billing, collections and other financial systems and records relating to the Businesses and the preparation of appropriate monthly financial reports to be furnished to the Partnerships;

                  (b) Payment of all expenses and expenditures of the Partnerships in accordance with the respective budgets (each a "Budget and together the "Budgets") of the Partnerships; provided, however, that any modification or deviation of greater than ten percent (10%) from any Budget item shall require the approval of the respective Partnership;

                  (c) Preparation of all periodic reports to governmental and regulatory agencies, and maintenance of all records, documents and reports of operations, including employment and personnel activities, in compliance with applicable laws and regulations, including, but not limited to, any equal employment opportunity compliance reporting;

                  (d) Establishment and maintenance of all other records relative to the operation of the Businesses;

                  (e) Administration of the Partnerships' employee benefit plans, including any plans, programs, agreements, policies, commitments or other arrangements which provide benefits to the employees of the Partnerships, and ensuring compliance with applicable laws governing the administration and operation of such employee benefit plans;

                  (f) Preparation of all required tax returns, reports or statements of any nature related to taxable periods or portions thereof that occur during the term hereof, including without limitation, governmental charges, assessments and required contributions of the Partnerships with respect to their business; and

                  (g) Maintenance of casualty, liability and other insurance covering the business and assets of the Partnerships.

         All records and reports established, prepared or maintained by IMI for the Partnerships shall be the property of the Partnerships, and the Partnerships and their duly authorized representatives, employees, partners, agents and attorneys shall have reasonable access thereto.

         Section 4. System Operating Accounts. IMI shall establish and maintain with one or more banks reasonably acceptable to each Partnership, one or more checking accounts ("Accounts") in the name and for the account of each Partnership, for the deposit of all funds collected by the respective Businesses. IMI shall have the authority to make deposits to the Accounts. IMI shall have the authority to make disbursements and withdrawals therefrom for the expenses and expenditures of the Partnerships in accordance with paragraph 3(b) and to make payment to IMI of its fees earned under this Agreement.

         Section 5.  Administrative Fee.

         (a) In consideration of the services to be provided to the Partnerships by IMI pursuant to this Agreement, IMI shall be reimbursed such portion of IMI's expenses (not including a profit but including: all out-of-pocket expenses, salaries and benefits, and reimbursement of equipment costs as IMI deems is reasonably related to the time and expense actually devoted by IMI to the Partnerships hereunder, and general overhead expenses of IMI attributable to the services provided to the Partnerships) reasonably incurred in connection with its services to the Partnerships hereunder as described in Section 4 hereof. IMI shall not be entitled to any other fees or compensation for its services pursuant to this Agreement.

         (b) Notwithstanding any termination of this Agreement pursuant to
Section 2, IMI shall remain entitled (i) to receive the fee set forth in Paragraph 5(a) until the termination notice period set forth in Section 2 lapses; and (ii) the Partnerships shall assume such portion of all of IMI's contracts and obligations as IMI determines is comparable to the amount of such contracts and obligations the Partnerships had been charged prior to such termination, including without limitation a portion of its leases, equipment contracts and personnel obligations for the remainder of the then applicable term of such obligations or until the total number of basic subscribers served by systems for which IMI provides administrative services similar to those provided hereunder reaches the level of basic subscribers served by IMI immediately prior to the termination of this Agreement by the Partnerships; provided, however, that the Partnerships shall continue to be liable for such obligations if the corresponding rights are not assigned to IMI.

         Section 6. Indemnification by the Partnerships. the Partnerships shall indemnify IMI, its officers, directors, employees and control persons and hold them harmless to the fullest extent permitted by law from any and all claims, damages, liabilities, costs and expenses (including reasonable attorneys' fees and court costs) which they may incur by reason of IMI's duties or obligations hereunder except with respect to gross negligence or criminal misconduct.

               Section 7. Return of Information Upon Termination.

         Upon termination of this Agreement, all books and records in the possession of IMI relating to the maintenance and operation of and accounting for the Businesses together with all supplies and other items of property owned by the Partnerships and in IMI's possession shall be delivered to the Partnerships, and IMI's right to compensation shall cease; provided, however, that IMI shall be entitled to be fully compensated for services rendered prior to the date of termination as set forth in Section 5 hereof; and provided further, that the provisions of Section 6 hereof shall remain in full force and effect and shall survive such termination.

         Section 8.  Miscellaneous Provisions.

         (a) Assignment. IMI shall be entitled to assign as collateral its right to receive compensation hereunder, but may not assign this Agreement and its other rights, duties and obligations hereunder to any person, other than: (i) a wholly owned subsidiary of InterMedia Capital Partners IV, L.P., a California limited partnership or of InterMedia Capital Management IV, L.P., a California limited partnership; (ii) a corporation, partnership or individual which owns 100% of the stock in IMI immediately prior to such assignment; or (iii) a wholly owned subsidiary of the corporation, partnership or individual referred to in clause (ii) immediately above, without the consent of the Partnerships; provided, however, that any assignment to an entity described in clause (i),
(ii) or (iii) immediately above may be made (x) only in the event that the management of such assignee shall be essentially the same as IMI immediately prior to such assignment and (y) only upon the consent of the Partnerships, which consent shall not be unreasonably withheld. This Agreement may not otherwise be assigned by any party hereto without the consent of the other party.

         (b) Successors Bound. Subject to the provisions of Section 8(a) immediately above, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         (c) Notices. Any notice or demand desired or required to be given hereunder shall be in writing and deemed given when personally delivered, sent by overnight courier or deposited in the mail, postage prepaid, sent certified or registered, return receipt requested, and addressed as set forth below or to such other address as any party shall have previously designated by such a notice. Any notice so delivered personally shall be deemed to be received on the date of delivery; any notice so sent by overnight courier shall be deemed to be received one (1) business day after the date sent; and any notice so mailed shall be deemed to be received on the date shown on the return receipt (evidence of rejection of delivery or inability to deliver because of a changed address of which no notice was given pursuant to the provisions of this Agreement shall be deemed to be a receipt).

         If to either of                        InterMedia Partners
         the Partnerships:                      235 Montgomery St.
                                                Suite 420
                                                San Francisco, CA 94104
                                                Attn.:  Leo J. Hindery, Jr.

         With copy to:                          Pillsbury Madison & Sutro LLP
                                                P.O. Box 7880
                                                San Francisco, CA 94120
                                                Attn.:  Gregg Vignos, Esq.

         If to IMI:                             InterMedia Management, Inc.
                                                235 Montgomery Street
                                                Suite 420
                                                San Francisco, CA 94104
                                                Attn.:  Leo J. Hindery, Jr.

         With copy to:                          Pillsbury Madison & Sutro LLP
                                                P.O. Box 7880
                                                San Francisco, CA 94120
                                                Attn.:  Gregg Vignos, Esq.

         (d) Section Headings. The section headings in this Agreement are for reference purposes only and shall not affect the interpretation of this Agreement.

         (e) Entire Agreement. This Agreement represents the entire agreement among the parties relating to the subject matter hereof.

         (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

         (g) Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of California.

         (h) Severability. If any provision herein is found to be unenforceable, invalid or illegal, such provision shall be deemed deleted from this Agreement, and the remainder of this Agreement shall not be affected or impaired thereby.

         (i) Attorneys' Fees. If any action, including, without limitation, arbitration, should arise among the parties hereto under this Agreement, the prevailing party in such action shall be reimbursed for all reasonable expenses incurred in connection with such action, including reasonable attorneys' fees.

         (j) Further Assurances. The parties hereto agree to execute any and all such further agreements, instruments or documents, and to take any and all such further action, as may be necessary or desirable to carry into effect the purpose and intent of this Agreement.


         IN WITNESS WHEREOF, the parties have set their hands effective as of the date first written above.


                                   INTERMEDIA CAPITAL PARTNERS IV, L.P., a
                                   California limited partnership

                                   By InterMedia Capital Management IV,
                                      L.P., a  California limited partnership,
                                      Its Managing General Partner

                                   By /s/ Leo J. Hindery, Jr.
                                     -------------------------------------------
                                               Leo J. Hindery, Jr.
                                             Managing General Partner

                                   INTERMEDIA PARTNERS IV, L.P., a
                                   California limited partnership

                                   By InterMedia Capital Management IV,
                                      L.P., a  California limited
                                      partnership, Its Managing General
                                      Partner


                                   By /s/ Leo J. Hindery, Jr.
                                     -------------------------------------------
                                               Leo J. Hindery, Jr.
                                            Managing General Partner


                                   INTERMEDIA MANAGEMENT, INC.,
                                   a California corporation

                                   By /s/ Leo J. Hindery, Jr.
                                     -------------------------------------------
                                               Leo J. Hindery, Jr.
                                                  President